                                                                     EXHIBIT 5.1



May 10, 2000


Tricord Systems, Inc.
2905 Northwest Boulevard
Suite 20
Plymouth, MN  55441

RE:      TRICORD SYSTEMS, INC.
         REGISTRATION STATEMENT ON FORM S-8

Ladies/Gentlemen:

We have acted as counsel to Tricord Systems, Inc., a Delaware corporation (the "Company"), in connection with the registration by the Company of an additional 7,000,000 shares of common stock, $.01 par value per share (the "Common Stock"), of the Company issuable under the Company's 1998 Stock Incentive Plan and an additional 450,000 shares of Common Stock (together with the 7,000,000 shares of Common Stock, the "Shares") issuable under the Company's 1998 Non-Employee Director Stock Plan (together with the Company's 1998 Stock Incentive Plan, the "Plans" and each a "Plan") pursuant to a Registration Statement on Form S-8 filed with the Securities and Exchange Commission on May 10, 2000 (the "Registration Statement").

In acting as counsel for the Company and arriving at the opinions expressed below, we have examined and relied upon originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company, agreements and other instruments, certificates of officers and representatives of the Company, certificates of public officials and other documents as we have deemed necessary or appropriate as a basis for the opinions expressed herein. In connection with our examination, we have assumed the genuiness of all signatures, the authenticity of all documents tendered to us as originals, the legal capacity of all natural persons and the conformity to original documents of all documents submitted to us as certified or photostatic copies.

Based on the foregoing, and subject to the qualifications and limitations stated herein, it is our opinion that:

1. The Company has the corporate authority to issue the Shares in the manner and under the terms set forth in the Registration Statement.

2. The Shares have been duly authorized and, when issued, delivered and paid for in accordance with the applicable Plan as set forth in the Registration Statement, will be validly issued, fully paid and nonassessable.

We express no opinion with respect to laws other than the General Corporate Laws of the State of Delaware and the federal laws of the United States of America, and we assume no responsibility as to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to its use as part of the Registration Statement.

Very truly yours,

OPPENHEIMER WOLFF & DONNELLY LLP

/s/ Oppenheimer Wolff & Donnelly LLP